CONSULTING AGREEMENT

This Consulting Agreement  ("the Agreement") is made the March 22, 1999

Between:

     Elgrande.com, Inc., a British Columbia Corporation, with offices at 308-1040 Hamilton Street, Vancouver, BC, V6B 2R9, Canada (Hereinafter referred to as "Elgrande.com")

And:

     Randal Palach,  an  individual  located  at 435  Malabar  Drive,  Waterloo,
     Ontario,   N2K  2P7,   Canada   (Hereinafter   referred   to  as  "The
     Consultant").

Whereas:

Elgrande.com wishes to engage the Consultant on terms and conditions set forth herein and the Consultant wishes to be engaged on terms and conditions set out herein.

Now therefore witnesseth that, the parties for valuable consideration contained herein agree with each other as follows:

1. Elgrande.com herein agrees to engage the Consultant and the Consultant hereby accepts said engagement with Elgrande.com upon terms and conditions set forth below.

2. The referenced Consulting Agreement shall commence April 5th, 1999 and shall continue for a period of 6 months. Elgrande.com, at its sole discretion, may renew the contract on terms and conditions mutually agreed to, should Elgrande.com determine the engagement requires renewal. Any offer of renewal would be subject to agreed terms and conditions, including the discharge clause contained herein.

3. The Consultant is engaged on a full time basis during the period of this Agreement, as a Chief Executive Officer. The Consultant shall report to the Director of this department. Consultant shall provide services as directed by said Supervisor.

4. The Consultant shall also carry out other such duties as the Board of Directors and/or the President shall request.

5. Compensation shall be at the rate of $12,500 per month payable May 1st, June 1st, July 1st, August 1st, September 1st and October 1st. It is also agreed that compensation will include 25,000 Shares valued at $1.00 each ($25,000) for this 6 month engagement. Consultant is expected to provide 40 hours of service per week. This may vary, depending on the requirements of the Supervisor, the President, or the Board of Directors. Consultant agrees to devote all necessary
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     time,  attention,  and energy to the  performance of whatever duties in the division as designated by the Supervisor, the President, or Board of Directors. Consultant shall be responsible for any taxes eligible as a result of the fees paid to the consultant. Elgrande.com will be responsible for travel, entertainment and lodging expenses incurred as a consultant for the company.

6. The Consultant shall diligently and competently devote his time to the performance of his duties under this Agreement and shall commence providing such services on April 5th, 1999.

7. The Consultant agrees to exert his best effort to preserve for the benefit of Elgrande.com the goodwill of Elgrande.com's clients and those who may have business relations with Elgrande.com or its parent company, Elgrande.com Inc.

8.  Notwithstanding anything else contained herein, Elgrande.com may:

     a) Give 30 days prior written notice in writing, to the Consultant that Elgrande.com is being wound up or will cease to carry out business.

     b)   That the Board of Directors has executed a resolution stating that the
          business  of   Elgrande.com   is  being   terminated  and  its  assets
          liquidated.

     c)   That  this  Consulting  Agreement  is  terminated,   and  all  rights,
          obligations, and duties of the parties are at an end.

     In addition:

     d) In the event that during the term of this Agreement, the Consultant shall become disabled by accident or illness so as to be unable to perform the duties required, the Consultant will not be paid for services during the period of illness or disablement. Should this extend for a period of 30 days, then Elgrande.com has the right to terminate the Agreement.

9. Notwithstanding anything contained herein in this Agreement, Elgrande.com may discharge the Consultant for cause at any time upon 30 days written notice and upon the occurrence of such discharge for cause, this Agreement, and all rights, duties, and obligations shall terminate except as to those in regards to confidentiality which shall remain in force and effect.

10. This Agreement is inclusive and supersedes any and all employment, consulting or other agreements (with the exception of a Non disclosure agreement) whether written or oral by and between the Consultant and Elgrande.com and any such prior agreements are hereby cancelled effective as at the date of this Agreement.

11. The Consultant agrees to abide by the confidentiality terms attached as Exhibit "A" and said terms are part of this Agreement and incorporated herein. The confidentiality terms of this Agreement shall be in effect as a condition of Elgrande.com Inc. and Elgrande.com entering into this Agreement with the Consultant. Said terms shall survive the termination of the Consultant's engagement and such termination shall not be grounds for the release of any confidential material to any third party.

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12.  This  Agreement  shall  inure  to  the  benefit  of  and  be  binding  upon
     Elgrande.com, its successors and assigns, including, but not limited to:

     Any corporation which may acquire all substantially all of Elgrande.com's assets and business

     Any corporation with or into which Elgrande.com may be consolidated or merged

     Any corporation  that is the successor  corporation in a share exchange and
     the   Consultant,   their   heirs,   guardians   and   personal  and  legal
     representatives.

13. The law of the Province of British Columbia shall govern the Agreement and in all respects in accordance with said law.

14. The Consultant agrees to perform their duties hereunder for any subsidiary of Elgrande.com and/or Elgrande.com Inc. as directed by the President or Board of Directors.

15. This Agreement contains the entire agreement of the parties and may only be amended in writing.


IN WITNESS WHEREOF, THE PARTIES HERETO HAVE SET THEIR HAND AS OF THE DAY FIRST ABOVE WRITTEN.


Date: April 2, 1999
-------------------
                                                 /s/ Micahel Page, President
                                                 ----------------------------
                                                     Elgrande.com, Inc.


                                                 /s/ Randal Palach
                                                 ----------------------------
                                                     Randal Palach
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